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            Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Custodian and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated October 14, 2005 in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of First American Funds, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 55 under the Securities Act of 1933 (Registration No. 002-74747) and Amendment No. 55 under the Investment Company Act of 1940 (Registration No. 811-03313).


                                         /s/ Ernst & Young LLP

Minneapolis, Minnesota
October 28, 2005